Exhibit 99.1
MEDLEY MANAGEMENT INC. REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS

NEW YORK, March 29, 2018 (GLOBE NEWSWIRE) -- Medley Management Inc. (NYSE: MDLY) today reported its financial results for its fourth quarter and year ended December 31, 2017.
Highlights

•	Fee earning assets under management were $3.2 billion as of December 31, 2017

•	Total assets under management were $5.2 billion as of December 31, 2017

•	U.S. GAAP net income (loss) per share attributable to Medley Management Inc. was $(0.11) for Q4 2017 and $0.07 for the year ended December 31, 2017

•	Core Net Income Per Share was $0.05 for Q4 2017 and $0.33 for the year ended December 31, 2017

Results of Operations for the Three Months Ended December 31, 2017
Total revenues were $18.5 million for the three months ended December 31, 2017 compared to $18.3 million for the same period in 2016.
Total expenses from operations were $13.6 million for the three months ended December 31, 2017 compared to $9.2 million for the same period in 2016. The increase was due primarily to an increase in compensation and benefits, professional fees and expenses of our consolidated fund.
Total other expense, net was $1.8 million for the three months ended December 31, 2017 compared to $1.6 million for the same period in 2016. The increase was due primarily to a decrease in equity income from our investments due to unrealized losses, partly offset by an increase in dividend income.
Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC was $0.6 million for the three months ended December 31, 2017 compared to $5.3 million for the same period in 2016. Medley Management Inc.’s net loss per share was $0.11 for the three months ended December 31, 2017 compared to net income per share of $0.07 for the same period in 2016.
Pre-Tax Core Net Income was $2.5 million for the three months ended December 31, 2017 compared to $7.4 million for the same period in 2016. Core Net Income Per Share was $0.05 for the three months ended December 31, 2017, compared to $0.14 for the same period in 2016. Core EBITDA was $5.5 million for the three months ended December 31, 2017 compared to $9.8 million for the same period in 2016.
Results of Operations for the Year Ended December 31, 2017
Total revenues were $65.6 million for the year ended December 31, 2017 compared to $76.0 million in 2016. The decrease was due primarily to a decrease in performance and incentive fees, partly offset by an increase in other revenue and fees.
Total expenses from operations were $39.6 million for the year ended December 31, 2017 compared to $56.0 million in 2016. The decrease was due primarily to a reduction in expenses associated with our expense support agreement with SIC and a reduction in compensation and benefits expense, partly offset by an increase in general and administrative expenses.
Total other expense, net was $6.7 million for the year ended December 31, 2017 compared to $9.0 million in 2016. The decrease was due primarily to a decrease in expense associated with our revenue share payable and an increase in dividend income, partly offset by an increase in interest expense.
Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC was $10.6 million for the year ended December 31, 2017 compared to $7.4 million in 2016. Medley Management Inc.’s net income per share was $0.07 for the year ended December 31, 2017 compared to net income per share of $0.02 in 2016.
Pre-Tax Core Net Income was $17.6 million for the year ended December 31, 2017 compared to $29.0 million in 2016. Core Net Income Per Share was $0.33 for the year ended December 31, 2017, compared to $0.54 in 2016. Core EBITDA was $29.2 million for the year ended December 31, 2017 compared to $38.5 million in 2016.

Investor Contact:

Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:

Erin Clark
Teneo Strategy
646-214-8355

Key Performance Indicators:

	For the Three Months Ended December 31, (unaudited)		For the Years Ended December 31,
	2017	2016	2017	2016
	(Amounts in thousands, except AUM, share and per share amounts)
Consolidated Financial Data:
Pre-Tax Income	$3,077	$7,472	$19,265	$11,015
Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$605	$5,257	$10,591	$7,403
Net income (loss) per Class A common stock	$(0.11)	$0.07	$0.07	$0.02
Net Income Margin (1)	3.3%	28.8%	16.2%	9.7%
Weighted average shares - Basic and Diluted	5,478,910	5,809,130	5,553,026	5,804,042

Non-GAAP Data:
Pre-Tax Core Net Income (2)	$2,543	$7,376	$17,609	$28,954
Core Net Income (2)	$1,918	$6,451	$15,090	$25,531
Core EBITDA (3)	$5,488	$9,843	$29,226	$38,481
Core Net Income Per Share (4)	$0.05	$0.14	$0.33	$0.54
Core Net Income Margin (5)	7.9%	23.0%	15.5%	21.7%
Pro-Forma Weighted Average Shares Outstanding (6)	30,640,996	30,800,512	30,851,882	30,689,412

Other Data (at period end, in millions):
AUM	$5,198	$5,335	$5,198	$5,335
Fee Earning AUM	$3,158	$3,190	$3,158	$3,190

(1)	Net Income Margin equals Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC divided by total revenue.

(2)
Pre-Tax Core Net Income is calculated as Core Net Income before income taxes. Core Net Income reflects net income attributable to Medley Management Inc. and net income attributable to non-controlling interests in Medley LLC adjusted to exclude reimbursable expenses associated with the launch of funds, stock-based compensation associated with restricted stock units that were granted in connection with our IPO, other non-core items and the income tax expense associated with the foregoing adjustments. Please refer to the reconciliation of Core Net Income to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit C for additional details.

(3)
Core EBITDA is calculated as Core Net Income before interest expense, income taxes, depreciation and amortization. Please refer to the reconciliation of Core EBITDA to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit C for additional details.

(4)
Core Net Income Per Share is calculated as Core Net Income, adjusted for the income tax effect of assuming that all of our pre-tax earnings were subject to federal, state and local corporate income taxes, divided by Pro-Forma Weighted Average Shares Outstanding (as defined below). We assumed an effective corporate tax rate of 43.0% for all periods presented. Please refer to the calculation of Core Net Income Per Share in Exhibit D for additional details.

(5)	Core Net Income Margin equals Core Net Income Per Share divided by total revenue per share.

(6)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of 23,333,333 Medley LLC units for 23,333,333 shares of Class A common stock at the beginning of each period presented, as well as the vesting of the weighted average number of restricted stock units and, in 2017, the conversion of 320,000 restricted LLC units for an equal number of shares of Class A common stock.

Fee Earning AUM
The table below presents the quarter-to-date roll forward of our total fee earning AUM:

				% of Fee Earning AUM
	Permanent Capital Vehicles	Long-dated Private Funds and SMAs	Total	Permanent Capital Vehicles	Long-dated Private Funds and SMAs
	(Dollars in millions)
Ending balance, September 30, 2017	$2,191	$1,050	$3,241	68%	32%
Commitments	(39)	78	39
Capital reduction	—	—	—
Distributions	(24)	(30)	(54)
Change in fund value	(38)	(30)	(68)
Ending balance, December 31, 2017	$2,090	$1,068	$3,158	66%	34%
Total fee earning AUM decreased by $83 million, or 3% as of December 31, 2017 compared to total fee earning AUM as of September 30, 2017. The permanent capital vehicles’ share of fee earning AUM decreased to 66% as of December 31, 2017 compared to September 30, 2017.
The table below presents the year-to-date roll forward of our total fee earning AUM:

				% of Fee Earning AUM
	Permanent Capital Vehicles	Long-dated Private Funds and SMAs	Total	Permanent Capital Vehicles	Long-dated Private Funds and SMAs
	(Dollars in millions)
Ending balance, December 31, 2016	$2,207	$983	$3,190	69%	31%
Commitments	22	308	330
Capital reduction	—	—	—
Distributions	(100)	(178)	(278)
Change in fund value	(39)	(45)	(84)
Ending balance, December 31, 2017	$2,090	$1,068	$3,158	66%	34%
Total fee earning AUM decreased by $32 million, or 1% as of December 31, 2017 compared to total fee earning AUM as of December 31, 2016. The permanent capital vehicles’ share of fee earning AUM decreased to 66% as of December 31, 2017 compared to December 31, 2016.
Conference Call and Webcast Information
We will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Thursday, March 29, 2018 to discuss our fourth quarter and year end financial results.
All interested parties may participate in the conference call by dialing (877) 524-5743 approximately 5-10 minutes prior to the call. International callers should dial (615) 247-0088. Participants should reference Medley Management Inc. and the conference ID of 8778928 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.mdly.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company’s website.
About Medley
Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise, with over 85 people, is a premier provider of capital to the middle market in the U.S. Medley has over $5 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE:MCC) (TASE:MCC) and Sierra Income Corporation, a credit interval fund, Sierra Total Return Fund (NASDAQ:SRNTX) and several private investment vehicles. Over the past 15 years, Medley has provided capital to over 400 companies across 35 industries in North America.(1)
Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the NYSE under the symbols (NYSE:MDLX) and (NYSE:MDLQ). Medley Capital Corporation is dual-listed on the New York Stock Exchange (NYSE:MCC) and the Tel Aviv Stock Exchange (TASE: MCC) and has outstanding bonds which trade on both the New York Stock Exchange under the symbols (NYSE:MCV), (NYSE:MCX) and the Tel Aviv Stock Exchange under the symbol (TASE: MCC.B1).
Forward-Looking Statements
Statements included herein may contain "forward-looking statements." Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission, including those described in the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements made herein speak only as of the date of this press release.
Non-GAAP Financial Measures
We make reference to certain non-GAAP financial measures in this press release. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP is contained in the tables attached hereto.
Non-GAAP measures used by management include Pre-Tax Core Net Income, Core Net Income, Core EBITDA, Core Net Income Per Share and Core Net Income Margin. Management believes that these measures provide analysts, investors and management with helpful information regarding our underlying operating performance and our business, as they remove the impact of items management believes are not reflective of underlying operating performance. These non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; and for evaluating the effectiveness of operational strategies. Additionally, we believe these non-GAAP measures provide another tool for investors to use in comparing our results with other companies in our industry, many of whom use similar non-GAAP measures. There are limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable U.S. GAAP financial measure and these measures supplement and should be considered in addition to and not in lieu of the results of operations discussed below. Furthermore, such measures may be inconsistent with measures presented by other companies.
This press release does not constitute an offer for any Medley fund.
Available Information
Medley Management Inc.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available at www.mdly.com.

(1) Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, "Medley”). Assets under management refers to assets of our funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of December 31, 2017.

Exhibit A. Consolidated Statements of Operations of Medley Management Inc.

	For the Three Months Ended December 31, (unaudited)		For the Years Ended December 31,
	2017	2016	2017	2016
	(Amounts in thousands, except share and per share data)
Revenues
Management fees (includes Part I incentive fees of $2,936, $2,262, $4,874 and $14,209, respectively)	$16,170	$15,276	$58,104	$65,496
Performance fees	102	715	(1,744)	2,421
Other revenues and fees	2,197	2,260	9,201	8,111
Total Revenues	18,469	18,251	65,561	76,028

Expenses
Compensation and benefits	9,551	6,404	27,432	27,800
Performance fee compensation	(29)	(81)	(874)	(319)
General, administrative and other expenses	4,113	2,861	13,045	28,540
Total Expenses	13,635	9,184	39,603	56,021

Other Income (Expense)
Dividend income	1,431	549	4,327	1,304
Interest expense	(2,724)	(2,633)	(11,855)	(9,226)
Other income (expenses), net	(464)	489	835	(1,070)
Total Other Expense, Net	(1,757)	(1,595)	(6,693)	(8,992)
Income before income taxes	3,077	7,472	19,265	11,015
Provision for income taxes	463	772	1,956	1,063
Net Income	2,614	6,700	17,309	9,952
Net income attributable to redeemable non-controlling interests and non-controlling interests in consolidated subsidiaries	2,009	1,443	6,718	2,549
Net income attributable to non-controlling interests in Medley LLC	1,107	4,632	9,664	6,406
Net Income (Loss) Attributable to Medley Management Inc.	$(502)	$625	$927	$997

Net Income (Loss) Per Share of Class A Common Stock:
Basic	$(0.11)	$0.07	$0.07	$0.02
Diluted	$(0.11)	$0.07	$0.07	$0.02
Weighted average shares outstanding - Basic and Diluted	5,478,910	5,809,130	5,553,026	5,804,042

Exhibit B. Consolidated Statements of Comprehensive Income

	For the Three Months Ended December 31, (unaudited)		For the Years Ended December 31,
	2017	2016	2017	2016
	(Amounts in thousands)
Net Income	$2,614	$6,700	$17,309	$9,952
Other Comprehensive Income:
Change in fair value of available-for-sale securities (net of income tax benefit of $0.4 million and $0.9 million for Medley Management Inc. for the three months and year ended December 31, 2017, respectively, and $0.2 million and $0.3 million for Non-controlling interests in Medley LLC for the three months and year ended December 31, 2017, respectively)	(5,225)	(74)	(10,305)	194
Total Comprehensive Income (Loss)	(2,611)	6,626	7,004	10,146
Comprehensive income attributable to redeemable non-controlling interests and non-controlling interests in consolidated subsidiaries	2,009	1,440	6,690	2,577
Comprehensive income (loss) attributable to non-controlling interests in Medley LLC	(3,441)	4,575	721	6,539
Comprehensive (Loss) Income Attributable to Medley Management Inc.	$(1,179)	$611	$(407)	$1,030

Exhibit C. Reconciliation of Core Net Income and Core EBITDA to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC

	For the Three Months Ended December 31, (unaudited)		For the Years Ended December 31,
	2017	2016	2017	2016
	(Amounts in thousands)
Net income attributable to Medley Management Inc.	$(502)	$625	$927	$997
Net income attributable to non-controlling interests in Medley LLC	1,107	4,632	9,664	6,406
Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$605	$5,257	$10,591	$7,403
Reimbursable fund startup expenses	664	(62)	1,510	16,329
IPO date award stock-based compensation	272	793	461	2,811
Other non-core items:
Severance expense	—	215	1,184	218
Acceleration of debt issuance costs (1)	—	401	1,150	612
Other (2)	539	—	757	518
Income tax expense on adjustments	(162)	(153)	(563)	(2,360)
Core Net Income	$1,918	$6,451	$15,090	$25,531
Interest expense	2,723	2,232	10,705	8,614
Income taxes	625	925	2,519	3,423
Depreciation and amortization	222	235	912	913
Core EBITDA	$5,488	$9,843	$29,226	$38,481

(1)
Amounts relate to additional interest expense associated with the acceleration of amortization of debt issuance costs and discount relating to prepayments made on our Term Loan Facility as a result of the refinancing of our indebtedness from the issuance of Senior Unsecured Debt.

(2)
For the three months ended December 31, 2017, other non-core items consist of $0.5 million of expenses related to non-core business development activities. For the year ended December 31, 2017, other items consist of an additional $0.2 million of expenses related to non-core business development activities and other expenses. For the year ended December 31, 2016, other non-core items consists of a $0.5 million impairment loss on our investment in CK Pearl Fund.

Exhibit D. Calculation of Core Net Income Per Share

	For the Three Months Ended December 31, (unaudited)		For the Years Ended December 31,
	2017	2016	2017	2016
	(Amounts in thousands, except share and per share amounts)
Numerator
Core Net Income	$1,918	$6,451	$15,090	$25,531
Add: Income taxes	625	925	2,519	3,423
Pre-Tax Core Net Income	$2,543	$7,376	$17,609	$28,954

Denominator
Class A common stock	5,478,910	5,809,130	5,553,026	5,804,042
Conversion of LLC Units and restricted LLC Units to Class A common stock	23,653,333	23,333,333	23,607,744	23,333,333
Restricted Stock Units	1,508,753	1,658,049	1,691,112	1,552,037
Pro-Forma Weighted Average Shares Outstanding (1)	30,640,996	30,800,512	30,851,882	30,689,412
Pre-Tax Core Net Income Per Share	$0.08	$0.24	$0.57	$0.94
Less: corporate income taxes per share (2)	(0.03)	(0.10)	(0.25)	(0.40)
Core Net Income Per Share	$0.05	$0.14	$0.33	$0.54

(1)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of 23,333,333 Medley LLC units for 23,333,333 shares of Class A common stock at the beginning of each period presented, as well as the vesting of the weighted average number of restricted stock units and, in 2017, 320,000 restricted LLC units during each of the periods presented and conversion of such restricted LLC units for an equal number of shares of Class A common stock.

(2)
Represents a per share adjustment for income taxes assuming that all of our pre-tax earnings were subject to federal, state and local income taxes. We assumed an effective corporate tax rate of 43.0% for all periods presented.

Exhibit E. Reconciliation of Net Income Margin to Core Net Income Margin

	For the Three Months Ended December 31, (unaudited)		For the Years Ended December 31,
	2017	2016	2017	2016

Net Income Margin	3.3%	28.8%	16.2%	9.7%
Reimbursable fund startup expenses (1)	3.6%	(0.3)%	2.3%	21.5%
IPO date award stock-based compensation (1)	1.5%	4.3%	0.7%	3.7%
Other non-core items:(1)
Severance expense	—%	1.2%	1.8%	0.3%
Acceleration of debt issuance costs	—%	2.2%	1.8%	0.8%
Other	2.9%	—%	1.2%	0.7%
Provision for income taxes (1)	2.5%	4.2%	3.0%	1.4%
Corporate income taxes (2)	(5.9)%	(17.4)%	(11.5)%	(16.4)%
Core Net Income Margin	7.9%	23.0%	15.5%	21.7%

(1)	Adjustments to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC to calculate Core Net Income are presented as a percentage of total revenue.

(2)
Assumes that all of our pre-tax earnings, including adjustments above, are subject to federal, state and local income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 43.0% and presented the calculation as a percentage of total revenue.

Exhibit F. Consolidated Balance Sheets of Medley Management Inc.

	As of December 31,
	2017	2016
	(Amounts in thousands)
Assets
Cash and cash equivalents	$36,163	$49,666
Cash and cash equivalents of consolidated fund	164	—
Restricted cash equivalents	—	4,897
Investments, at fair value	56,399	31,904
Management fees receivable	14,714	12,630
Performance fees receivable	3,220	4,961
Other assets	17,262	18,311
Total assets	$127,922	$122,369

Liabilities, Redeemable Non-controlling Interests and Equity
Liabilities
Senior unsecured debt	$116,892	$49,793
Loans payable	9,233	52,178
Accounts payable, accrued expenses and other liabilities	25,130	37,255
Total Liabilities	151,255	139,226

Redeemable Non-controlling Interests	53,741	30,805

Equity
Class A common stock	55	58
Class B common stock	—	—
Additional paid in capital	2,820	3,310
Accumulated other comprehensive income (loss)	(1,301)	33
Accumulated deficit	(9,545)	(5,254)
Total stockholders' deficit, Medley Management Inc.	(7,971)	(1,853)
Non-controlling interests in consolidated subsidiaries	(1,702)	(1,717)
Non-controlling interests in Medley LLC	(67,401)	(44,092)
Total deficit	(77,074)	(47,662)
Total Liabilities, Redeemable Non-controlling Interests and Equity	$127,922	$122,369